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                                                                    Exhibit 23.2


                         INDEPENDENT AUDITOR'S CONSENT

We consent to the use of our report and to the incorporation by reference of our report dated March 5, 1998 accompanying the financial statements of NAVIDEC, Inc. in the Form S-3 Registration Statement of NAVIDEC, Inc. and to the use of our name and the statements with respect to us, as appearing under the heading "Experts" in the Registration Statement.




HEIN & ASSOCIATES LLP



Denver, Colorado
August 6, 1999